Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-1 of our report dated March 30, 2020 relating to the consolidated financial statements which appeared in INVO Bioscience, Inc.’s Annual Report on Form 10-K for the years ended December 31, 2019.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ M&K CPA’s, PLLC

Houston, TX

September 30, 2020